Exhibit (4)(viii)
     3000 (3/91)

                            MASTER SECURITY AGREEMENT


     THIS MASTER SECURITY AGREEMENT, made as of   December 29, 1995
( Agreement"), by and between General Electric Capital Corporation, a New York corporation with an address at 303 International Circle Suite 300, Hunt Valley, MARYLAND ("Secured Party"), and Plymouth Rubber Company, Inc., a corporation organized and existing under the laws of the State of MA with its chief executive offices located at 104 Revere Street, Canton, MA 02021 ("Debtor").

     In consideration of the promises herein contained and of certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Debtor and Secured Party hereby agree as follows:


1.   CREATION OF SECURITY INTEREST.

     Debtor hereby gives, grants and assigns to Secured Party, its successors and assigns forever, a security interest in and against any and all property listed on any collateral schedule now or hereafter annexed hereto or made a part hereof ("Collateral Schedule"), and in and against any and all attachments, accessories and accessions thereto, any and all substitutions, replacements or exchanges therefor, and any and all insurance and/or other proceeds thereof (all of the foregoing being hereinafter individually and collectively referred to as the "Collateral"). The foregoing security interest is given to secure the payment and performance of any and all debts, obligations and liabilities of any kind, nature or description whatsoever (whether primary, secondary, direct, contingent, sole, joint or several, or otherwise, and whether due or to become due) of Debtor to Secured Party, now existing or hereafter arising, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively "Notes" and each a "Note"), and any renewals, extensions and modifications of such debts, obligations and liabilities (all of the foregoing being hereinafter referred to as the "Indebtedness").


2.   REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

     Debtor hereby represents, warrants and covenants as of the date hereof and as of the date of execution of each Collateral Schedule hereto that:

     (a) Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the first paragraph of this Agreement, has its chief executive offices at the location set forth in such paragraph, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

     (b) Debtor has adequate power and capacity to enter into, and to perform its obligations, under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing being hereinafter referred to as the "Debt Documents");

     (c) This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable under all applicable laws in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

     (d) No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by, Debtor of any of the Debt Documents, except such as may have already been obtained;
     (e) The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any unwaived breach of, constitute a default under, or result in the creation of any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to, any indenture mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

     (f) Except as have been previously disclosed, there are no suits or proceedings pending or threatened in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents;

     (g) All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change;

     (h) The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

     (I) The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in the care and use thereof;

     (j) Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement; and

     (k) The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of every kind, nature and description, except for (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the reasonable judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, (iii) inchoate materialmen's, mechanic's, repairmen's and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent and (iv) a subordinate lien held by Chilmark Financial Services (as agent for certain lenders) (all of such permitted liens being hereinafter referred to as "Permitted Liens").


3.   COLLATERAL.

     (a) Until the declaration of any default hereunder, Debtor shall remain in possession of the Collateral; provided, however, that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral which because of its nature may require that Secured Party's security interest therein be perfected by possession. Secured Party, its successors and assigns, and their respective agents, shall have the right to examine and inspect any of the Collateral at any time during normal business hours. Upon any request from Secured Party, Debtor shall provide Secured Party with notice of the then current location of the Collateral.

     (b)  Debtor shall  (i) use the Collateral only in its trade or business,
(ii) maintain all of the Collateral in good condition and working order, (iii) use and maintain the Collateral only in compliance with all applicable laws, and
(iv) without Secured Party s consent, which shall not be unreasonably withheld, keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

     (c)  Debtor shall not, without the prior written consent of Secured Party,
(i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

     (d) Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on the use thereof, or on this Agreement or any of the other Debt Documents. Upon prior written notice to Debtor by reason of Debtor s failure to pay, at its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral or to effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor shall reimburse Secured Party, on demand, for any and all costs and expenses incurred by Secured Party in connection therewith and agrees that such reimbursement obligation shall be secured hereby.

     (e) Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party, its successors and assigns, and their respective agents, shall have the right to examine, inspect, and make extracts from all of Debtor's books and records relating to the Collateral at any time during normal business hours.

     (f) If agreed by the parties, Secured Party may, but shall in no event be obligated to, accept substitutions and exchanges of property for property, and additions to the property, constituting all or any part of the Collateral. Such substitutions, exchanges and additions shall be accomplished at any time and from time to time, by the substitution of a revised Collateral Schedule for the Collateral Schedule now or hereafter annexed. Any property which may be substituted, exchanged or added as aforesaid shall constitute a portion of the Collateral and shall be subject to the security interest granted herein. Additions to, reductions or exchanges of, or substitutions for, the Collateral, payments on account of any obligation or liability secured hereby, increases in the obligations and liabilities secured hereby, or the creation of additional obligations and liabilities secured hereby, may from time to time be made or occur without affecting the provisions of this Agreement or the provisions of any obligation or liability which this Agreement secures.

     (g) Any third person at any time and from time to time holding all or any portion of the Collateral shall be deemed to, and shall, hold the Collateral as the agent of, and as pledge holder for, Secured Party. At any time and from time to time, Secured Party may give notice to any third person holding all or any portion of the Collateral that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.


4.   INSURANCE.

     The Collateral shall at all times be held at Debtor's risk, and Debtor shall keep it insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and where requested by Secured Party, against other risks as required thereby, for the full replacement value thereof, with companies, in amounts and under policies acceptable to Secured Party. Debtor shall, if Secured Party so requires, deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as loss payee thereunder, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide for thirty (30) days written notice to Secured Party of the cancellation or material modification thereof. Debtor hereby appoints Secured Party as its attorney in fact to make proof of loss, claim for insurance and adjustments with insurers, and to execute or endorse all documents, checks or drafts in connection with payments made as a result of any such insurance policies. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness secured hereby.

5.   REPORTS.

     (a) Debtor shall promptly notify Secured Party in the event of (i) any change in the name of Debtor, (ii) any relocation of its chief executive offices, (iii) any relocation of any of the Collateral, (iv) any of the Collateral being lost, stolen, missing, destroyed, materially damaged, or (v) any lien, claim or encumbrance attaching or being made against any of the Collateral other than Permitted Liens.

     (b) Subject to Secured Party s continuing obligation of confidentiality, Debtor agrees to furnish its annual financial statements and such interim statements as Secured Party may require in form satisfactory to Secured Party. Any and all financial statements submitted and to be submitted to Secured Party have and will have been prepared on a basis of generally accepted accounting principles, and are and will be complete and correct and fairly present Debtor's financial condition as at the date thereof. Secured Party may at any reasonable time examine the books and records of Debtor and make copies thereof.


6.   FURTHER ASSURANCES.

     (a) Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and do such other acts and things, as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord, lessor, or mortgagee waivers, and similar documents as may be from time to time requested by, and which are in form and substance satisfactory to, Secured Party.

     (b) Debtor hereby grants to Secured Party the power to sign Debtor's name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral as reasonably determined by Secured Party. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain such certificate showing the lien hereof with respect to the Collateral and promptly deliver same to Secured Party.

     (c) Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against any and all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind, nature or description whatsoever arising, directly or indirectly, in connection with any of the Collateral.


7.   EVENTS OF DEFAULT.

     Debtor shall be in default under this Agreement and each of the other Debt Documents upon the occurrence of any of the following "Event(s) of Default":

     (a) Debtor fails to pay any installment or other amount due or coming due under any of the Debt Documents within ten (10) days after its due date;

     (b) Any attempt by Debtor, without the prior written consent of Secured Party, to sell, rent, lease, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

     (c) Debtor fails to procure, or maintain in effect at all times, any of the insurance on the Collateral in accordance with Section 4 of this Agreement;
     (d) Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure the same within thirty (30) days after written notice thereof;

     (e) Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

     (f) Any of the Collateral being subjected to execution, levy, seizure or confiscation in any legal proceeding or otherwise;

     (g) Any of the Collateral being subjected to attachment which has not been cured/removed within thirty (30) days;

     (h) Any default by Debtor under any other agreement between Debtor and Secured Party;

     (I) Any dissolution, termination of existence, merger, consolidation, insolvency, or complete business failure of Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "Guarantor"), or if Debtor or any Guarantor is a natural person, any death or incompetency of Debtor or such Guarantor;

     (j) The appointment of a receiver for all or of any part of the property of Debtor or any Guarantor, or any assignment for the benefit of creditors by Debtor or any Guarantor;

     (k) The filing of a petition by Debtor or any Guarantor under any bankruptcy, insolvency or similar law, or the filing of any such petition against Debtor or any Guarantor if the same is not dismissed within thirty (30) days of such filing; or

     (l) Debtor is in default beyond any applicable grace or cure period under the Amended and Restated Loan and Security Agreement dated as of October 1, 1993 with Foothill Capital Corporation.


8.   REMEDIES ON DEFAULT.

     (a) Upon the occurrence of an Event of Default under this Agreement, the Secured Party, at its option, may declare any or all of the Indebtedness, including without limitation the Notes, to be immediately due and payable, without demand or notice to Debtor or any Guarantor. The obligations and liabilities accelerated thereby shall bear interest (both before and after any judgment) until paid in full at the lower of twelve percent (12%) per annum or the maximum rate not prohibited by applicable law.

     (b) Upon such Event of Default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession and/or remove said Collateral from said premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, and/or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds therefrom to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice which Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposi-tion of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action.

     (c) Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorsor, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

     (d) In the event this Agreement, any Note or any other Debt Documents are placed in the hands of an attorney for collection of money due or to become due or to obtain performance of any provision hereof, Debtor agrees to pay all reasonable attorneys' fees incurred by Secured Party, and further agrees that payment of such fees is secured hereunder.

     (e) Secured Party's rights and remedies hereunder or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege.
Secured Party shall not be deemed to have waived any of its rights hereunder or under any other agreement, instrument or paper signed by Debtor unless such waiver be in writing and signed by Secured Party. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

     (f)DEBTOR AND SECURED PARTY HEREBY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS AGREEMENT, ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS). THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


9.   MISCELLANEOUS.

     (a) This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor hereby waives any defense, counterclaim or cross-complaint by Debtor against any assignee, agreeing that Secured Party shall be solely responsible therefor.

     (b) All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth hereinabove (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

     (c) Secured Party may correct patent errors herein and fill in all blanks herein or in any Collateral Schedule consistent with the agreement of the parties.

     (d) Time is of the essence hereof. This Agreement shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

     (e) This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter hereof and supercede all prior understandings (whether written, verbal or implied) with respect thereto. This Agreement and its Collateral Schedules shall not be changed or terminated orally or by course of conduct, but only by a writing signed by both parties hereto. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation hereof.

     (f) This Agreement shall continue in full force and effect until all of the Indebtedness has been indefeasibly paid in full to Secured Party. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated in the event that Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).


     IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.


 SECURED PARTY:                            DEBTOR:

General Electric Capital Corporation      Plymouth Rubber Company, Inc.

By:     Timothy H. Brown                  By:     D. E. Wheeler


Title:   Sr. Transaction Manager          Title:   Vice President - Finance




 (3/91)

               CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS


The undersigned hereby certifies: (i) that he/she is the Assistant Secretary of Plymouth Rubber Company, Inc., a MA corporation; (ii) that the following is a true, accurate and complete transcript of resolutions duly adopted by the Board
of Directors of said Corporation on the   29th   day of   December  , 19, 95
at which a quorum was present, and that the proceedings were in accordance with the Articles and by-laws of said Corporation; and (iii) that said resolutions have not been amended or revoked, and are in full force and effect:

"RESOLVED, that each of the officers of this Corporation, whose name appears below, or the duly elected or appointed successor in office of any or all of them, be and hereby is authorized and empowered in the name and on behalf of this Corporation to borrow from General Electric Capital Corporation (hereinafter referred to as "GE Capital") from time to time, such sum or sums of money as in the judgment of such officer or officers the Corporation may require and to execute on behalf of the Corporation and to deliver to GE Capital in the form required by GE Capital a promissory note or notes of this Corporation evidencing the amount or amounts borrowed or any renewals and/or extensions thereof, such note or notes to bear such rate of interest and be payable in such installments and on such terms and conditions as such officer may agree to by his signature thereon.

FURTHER RESOLVED, that any of the aforesaid officers, or his duly elected or appointed successor in office, be and hereby is authorized and empowered to do any acts, including, but not limited to, the mortgage, pledge, or hypothecation from time to time with GE Capital of any or all the assets of this Corporation to secure such loan or loans and any other indebtedness or obligations, now existing or hereafter arising, of this Corporation to GE Capital, and to execute in the name of and on behalf of this Corporation, any chattel mortgages, notes, security agreements, financing statements, renewal, extension or consolidation agreements, and any other instruments or agreements deemed necessary or proper by GE Capital in respect of the collateral securing any indebtedness of this Corporation, and to affix the seal of this Corporation to any mortgage, pledge, or other such instrument if so required or requested by GE Capital.

FURTHER RESOLVED, that each said officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolutions.

FURTHER RESOLVED, that the officers referred to in the foregoing resolutions, their names and signatures are as follows:


 NAME                        TITLE                       SIGNATURE


 Duane E. Wheeler            Vice President                D. E. Wheeler








FURTHER RESOLVED, that GE Capital is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any change, which changes of whatever nature shall not be effective as to GE Capital to the extent that it has theretofore relied upon the aforesaid resolutions in the above form."

IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation
this   29th  day of   December  , 1995.



        Deborah A. Kream
      Assistant Secretary



 (CORPORATE SEAL)

ADDENDUM NO. 1
TO
MASTER SECURITY AGREEMENT
DATED AS OF   December 29, 1995.

This Addendum is made and entered into as of    December 29, 1995
         ("Addendum"), between General Electric Capital Corporation, a New York corporation ("Secured Party"), and Plymouth Rubber Company, Inc., a company, organized and existing under the law of the State of MA ("Debtor").

                                    RECITALS

         A.  Debtor and Secured Party have entered into a certain Master
         Security agreement dated                       ("Security Agreement")
         relating to certain equipment or other collateral more particularly described therein ("Equipment").

         B. Debtor and Secured Party desire to amend the Security Agreement as provided herein.

    NOW THEREFORE, in consideration of the promises and the premises herein contained, the parties hereto hereby agree as follows:

    The Security Agreement is amended as follows:

             1. Section 10.  ADDITIONAL COVENANTS.

        (a) At all times during the term of the Security Agreement, Debtor shall maintain: (i) Minimum Tangible Net Worth of a negative ($435,000.00) plus 75% of Net Income for the Debtor s fiscal years 1995 through 2000,
    (ii) Minimum Working Capital of $1,000,000.00 (iii) Minimum Fixed Charge Coverage ratio of 1.50x to 1.0x (iv) a maximum Total liabilities to Net Worth of 7.5x to 1.0x from the Debtor s fiscal year end 1995 to the
    Debtor s fiscal year end 1996 and 6.0x to 1.0x from the Debtors fiscal year
    end 1996 until the maturity of all note(s).   Tangible Net Worth is defined
    as Stockholder s Equity less intangible assets.  EBITDA  is defined as
    earnings before Interest, Depreciation, and Taxes.   Fixed Charges   is
    defined as current portion of long term debt, plus current portion of
    capital leases, plus interest expense, plus preferred dividends.   Fixed
    Charge Coverage  is defined as  EBITDA divided by fixed charges (both
    determined on a rolling four quarter average).   Total Debt  includes all
    liabilities of the Debtor as defined by GAAP. Intangibles as used for the determination of Minimum Tangible Net Worth shall be defined by GAAP exclusive of the deferred tax asset and associated valuation reserve as defined by FAS 109. Accounting terms used herein not otherwise defined herein shall be as defined, and all calculations hereunder shall be made, in accordance with GAAP.

        (b) Debtor's chief financial officer shall notify Secured Party in writing that the Debtor is in compliance with the requirements of Section 1(a) above, such notification and certification shall be provided within forty-five (45) days after the end of each quarter, reflecting such information as of the end of the quarter immediately preceding such quarter.

         Except as expressly modified hereby, all terms and provisions of the Security Agreement shall remain in full force and effect. This Addendum is not binding nor effective with respect to the Security Agreement or the Equipment until executed on behalf of Secured Party and Debtor by authorized representatives of Secured Party and Debtor.

    IN WITNESS WHEREOF, the parties have caused their duly authorized representatives to execute and deliver this Addendum on the day and year first above written.

DEBTOR:                                SECURED PARTY:

PLYMOUTH RUBBER COMPANY, INC.          GENERAL ELECTRIC CAPITAL CORPORATION

By:     D. E. Wheeler                  By:     Timothy H. Brown

Title: Vice President - Finance        Title: Sr. Transaction Manager

ADDENDUM NO. 2
TO
MASTER SECURITY AGREEMENT
DATED AS OF DECEMBER    29  , 1995


This Addendum is made and entered into as of December 29, 1995 ("Addendum"), between GENERAL ELECTRIC CAPITAL CORPORATION, a New York corporation ("Secured Party"), and PLYMOUTH RUBBER COMPANY, INC., a corporation organized and existing under the law of the State of Massachusetts ("Debtor").

                                    RECITALS

         A. Debtor and Secured Party have entered into a certain Master Security agreement dated December 29, 1995 ("Security Security Agreement") relating to certain Collateral or other collateral more particularly described therein ("Collateral").

         B. Debtor and Secured Party desire to amend the Security Security Agreement as provided herein.

    NOW THEREFORE, in consideration of the promises and the premises herein contained, the parties hereto hereby agree as follows:

    1.  Each reference contained in this Security Agreement to:

    (a) "Adverse Environmental Condition" shall refer to (i) the existance or the continuation of the existence, of an Environmental Emission (including, without limitation, a sudden or non-sudden accidental or non-accidental Environmental Emission), of, or exposure to, any substance, chemical, material, pollutant, Contaminant, odor or audible noise or other release or emission in, into or onto the environment (including without limitation, the air, ground, water or any surface) at, in, by, from or related to any Collateral, (ii) the environmental aspect of the transportation, storage, treatment or disposal of materials in connection with the operation of any Collateral or (iii) the violation, or alleged violation of any statutes, ordinances, orders, rules, regulations, permits or licenses of, by or from any governmental authority, agency or court relating to environmental matters connected with any Collateral.

    (b) "Affiliate" shall refer, with respect to any given Person, to any Person that directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person.

    (c) "Contaminent" shall refer to those substances which are regulated by or form the basis of liability under any Environmental Law, including without limitation, asbestos, polychlorinated biphenyls ("PCBs"), and radioactive substances, or other material or substance which has in the past or could in the future constitute a health, safety or environmental hazard to any Person, property or natural resources.

    (d) "Environmental Claim" shall refer to any accusation, allegation, notice of violation, claim, demand, abatement or other order on direction (conditional or otherwise) by any governmental authority or any Person for personal injury (including sickness, disease or death), tangible or intangible property damage, damage to the environment or other adverse effects on the environment, or for fines, penalties or restrictions, resulting from or based upon any Adverse Environmental Condition.

    (e) "Environmental Emission" shall refer to any actual or threatened release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor environment, or into or out of any of the Collateral, including, without limitation, the movement of any Contaminent or other substance through or in the air, soil, surface water, groundwater or property.
    (f) "Environmental Law" shall mean any federal, foreign, state or local law, rule or regulation pertaining to theprotection of the environment, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act ("CERCLA") (42 U.S.C. Section 9601 et seq.), the Hazardous Material Transportation Act (49 U.S.C. Section 1801 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 1361 et seq.), and the Occupational Safety and Health Act (19 U.S.C. section 651 et seq.), as these laws have been amended or supplemented, and any analogous foreign, federal, state or local statutes, and the regulations promulgated pursuant thereto.

    (g) "Environmental Loss" shall mean any loss, cost, damage, liability, deficiency, fine, penalty or expense (including, without limitation, reasonable attorneys' fees, engineering and other professional or expert fees), investigation, removal, cleanup and remedial costs (voluntarily or involuntarily incurred) and damages to, loss of the use of or decrease in value of the Collateral arising out of or related to any Adverse Environmental Condition.

    (h) "Person" shall include any individual, partnership, corporation, trust, unincorporated organization, government or department or agency thereof and any other entity.

    2. Debtor hereby represents, warrants and covenants that: (i) it has conducted, and will continue to conduct its business operations, and throughout the term of the Security Agreement will use the Collateral, so as to comply with all Environmental Laws; and (ii) Debtor has, and throughout the term of the Security Agreement will continue to have in full force and effect all federal, state and local licenses, permits, orders and approvals required to operate the Collateral in compliance with all Environmental Laws.

    3. Debtor agrees that if required to return the Collateral or any item thereof to Secured Party or Secured Party's agents, Debtor shall return such Collateral free from all Contaminants.

    4. Debtor shall fully and promptly pay, perform, discharge, defend, indemnify and hold harmless Secured Party and its Affiliates, successors and assigns, directors, officers, employees and agents from and against any Environmental Claim or Environmental Loss.

    5. The provisions of this Addendum shall survive any expiration or termination of the Security Agreement and shall be enforceable by Secured Party, its successors and assigns.

Except as expressly modified hereby, all terms and provisions of the Security Agreement shall remain in full force and effect. This Addendum is not binding or effective with respect to the Security Agreement or Collateral until executed on behalf of Secured Party and Debtor by authorized representatives of Secured Party and Debtor, respectively.

    IN WITNESS WHEREOF, Debtor and Secured Party have caused this Addendum to be executed by their duly authorized representatives as of the date first above written.


SECURED PARTY:                                      DEBTOR:

                                           Plymouth Rubber Company, Inc.

By:      Timothy H. Brown                By:    D. E. Wheeler

Name:    Timothy H. Brown                 Name:    Duane E. Wheeler

Title:      Sr. Transaction Mgr           Title:   Vice President - Finance

                                          Attest:

                                          By:     Deborah A. Kream

                                          Name:    Deborah A. Kream

     (3/91)


                        CERTIFICATE OF DELIVERY/INSTALLATION


    UNDERSIGNED hereby certify that all equipment and property covered by a Security Agreement or Chattel Mortgage dated December 29, 1995 and Note dated December 29, 1995, between General Electric Capital Corporation ("Secured Party") and undersigned has been delivered to undersigned and found satisfactory, and that any and all installation has been satisfactorily completed. In order to induce Secured Party to advance the loan evidenced by such Note, undersigned hereby waive any defense, counterclaim or offset thereunder as against Secured Party.




                                              Plymouth Rubber Company, Inc.

                                              By:    D. E. Wheeler


                                              Title: Vice President - Finance



                                              Date:  December 29, 1995













      (3/91)


                             COLLATERAL SCHEDULE NO. 001



     THIS COLLATERAL SCHEDULE NO. 001 is annexed to and made a part of that certain Master Security Agreement dated as of DECEMBER 29, 1995 between General Electric Capital CORPORATION as Secured Party and Plymouth Rubber Company, Inc. AS Debtor and describes collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Promissory Note dated December 29, 1995 in the original principal amount of $3,657,350.00.


           Description          Year/Model        Serial Number
    Location

    See Attachment to Collateral Schedule No. 001


SECURED PARTY:                                DEBTOR:

General Electric Capital Corporation          Plymouth Rubber Company, Inc.


BY:   Barbara Bennett                         By:    D. E. Wheeler


Title:   Specialist - Acct. Admin             Title: Vice President - Finance



Date:    December 29, 1995                    Date:  December 29, 1995












ATTACHMENT TO COLLATERAL SCHEDULE NO. 001




ITEM     NO.               DESCRIPTION                                                 IN PLACE          ORDERLY        AUCTION
 NO.    ITEMS                                                                            VALUE            VALUE          VALUE
BUILDING NO.l  -

USED EQUIPMENT
1        1                               Black Rock 4511 Hydraulic Slab Cutter            7,500          4,000          3,500
2        1                               Core Cutter for Friction Cameron                 5,000            500            100
3R       1                               #11 Size Banbury Body and Slide Door            20,000          5,000          2,500
4        4                               Spare No. 11 Banbury Rotors (In Yard             6,000          3,000          2,000
5R       1                               #3D - 300 H,P. Banbury Body - Spare             30,000         15,000         10,000
6        1                               #3D Banbury Spare Rebuilt Rotors                50,000         20,000         15,000
7R       1                               No.  2  42" Multi Knife Duplex Slitter           3,000          1,000            500
8R       2                               Appleton D42SH105 Auto Cut-off Lathe             6,000          3,000            750
9R       2                               Lever 500 Auto Cut-off Lathes (No,              20,000          8.000          3,000
10       Lot                             Multiple Lots of Belt and Roller Con             5,000          2,000            500
11       1                               Set of Kneader Rotors                            2,000            500            100

12       Lot                             Miscellaneous spare parts including - Large Fans, Blowers, various Idlers, Cutting Mandrels For Calenders, Cooling Cans,
                                         Air Makeup Units, Motors, Reduction Gears, Pumps,
                                         Hydraliners, Light Fixtures, Monorai            50,000         20,000         10,000
13       Lot                             "601, Pad Mll and Waldren Reverse Roll coater
FOR SALE


BUILDING NO. 5-2 - (MAINTENANCE STORAGE)
MAINTENANCE STOCK ROOM AND FORK TRUCK REPAIR

1       Lot                              Main Stock Room Spare Parts, Shelving, Electric
                                         Parts, Motors, CabinetB, Tools, Dril            50,000         15,000          7,500

2       Lot                              3 Welders, 2 Snow Blowerst Steam Cleaner, High
                                         Pressure Cleaner, 2 Emergency Generators, Etc   25,000         10,000          5,000

3       Lot                              Electric Fixtures, Electrical Control Boxes,
                                         Motors, 5 Motor/ Eddy Current Alternators, M     5,000          2,000            500
4       Lot                              Used Scales, Fans, Conveyors, Adhesive Mixers,
                                         Pumps, Hoists, Chainfalls, Heat Exchangers,     10,000          5,000          1,000


BUILDING NO. 6-1 (R) - (MAINTENANCE STORAGE)
MAINTENANCE USED STORAGE

1       Lot                              Heater Units, Cooling Cans, Fans, Tri-Sets, Gears,
                                         Compressors,, Motors, Transformers, I           20,000          7,500          2,500

2       Lot                              5 Chillers, Drives, Hot Drum, Pipe F            20,000          8,000          2,500

3       Lot                              Hoists, Bench ScaleB, Floor Scales, Conveyors,
                                         Spreaders, Guiders, Air Makeup Units            10,000          5,000          1,000

4        2                               Sand BlaBters For Calanders    (I New            8,000          4,000          2,500

5        1                               Hot Oil Heated Lab Mill (In Process             20,000         10,000          5,000



BUILDING NO. 7-2 - (ELECTRIC SHOP) (1342)

ELECTRIC SHOP


1       Lot                              Electric Shop w/Motors, Hoists, Stackerf GrinderB,
                                         Spare Parts, Tools, Test Equipment              30,000         13,500          7,000

2       Lot                              Ridgid Power Threader & Enerpac H Frame Press
                                         & Vise                                           2,000          1,000            750


BUILDING NO. 7-1 - (MAINTENANCE, NO. 7 CAL.R NO. 3 BAN,)

PIPE    SHOP

1       Lot                              Pipe Shop - Including Welder, Threader, Pneumatic
                                         & Electric Tools, Vises, GrinderB, Pumps, Lockers,
                                         Cabinets, Etc,                                 14,500          5,500           4,000

MAINTENANCE SHOP
1        1                               Sheldon Lathe, s/n UM20968 13, x 36,             3,000          1,500          1,250
2        1                               Newport Vertical Mill,s/n 79175, 42"             4,000          2,750          2,000
3        1                               Norton Type C 10 x 36 surface Grinde             1,750            750            500
4        1                               Boyer Schultz 612 Hand Surface Grind             1,750            750            500

5        1                               TOS Trencier 17" x 1711 Lathe, SIN 64-2-587,
                                         2000 RPM, Model SN-40                           15,000          7,000          5,000
6        1                               Hendey 16,v x 41 Lathe, SIN 10214                1,500            750            500
7        1                               Do All Vertical Band Saw, SIN 36-636             1,500          3,500          2,750
8        1                               Dayton U,S. 20" Floor Drill                      1,000            600            450
9        1                               Miller Dial Arc 250 Welder, SIN HGO1             1,100            500            350
10       1                               Kalamazoo 9AD Horizontal Band Saw, S             1,250            900            700

11       Lot                             Miscellaneous Machine Tools including Gang
                                         Box w/Hand & Electric ToolB, Electrical Hoists
                                         Benches, ViseB.  Grinders, Cabinets, 2 Lincoln 225/250
                                         AMP Welders, Tables, Floor Drill, 61 Sander, Oxy
                                         Acetylene Outfits Cafeteria & office            12,000          5,000          4,000

CALENDER NO. 7 LINE

1        1                               Farrell 3 Roll 60" x 24" Calender w/125 Horsepower
                                         Motor, Unwind & 2 - 21 Cooling Cans & Trane
                                         15 Ton Water Cooled Refrigeration Co            30,000          5,000          2,000

2        2pcs                            Barry 60" x 22'1/2011 2 Roll Mill & 48" x 1611 2 Roll Mill
                                         w/l - 200 Horsepower Drive                      20,000          2,500          1,000

3        1                               Hosts, Scale Carts, Tubs, Miser, of              5,000          3,000          2,000

BANBURY NO. 3 LINE

1*       1                               Banbury Size 11 Mixer, Drill Side, Toledo
                                         Batching and Weighing System w/Scale & Recorders
                                         500/250 Horsepower, Slide Door, Thermolator, w/Trane
                                         50 Ton Chiller. Banbury & Motor majo           250,000        100,000         50,000

2        1                               Bolling 84" x 26'1/22" 2 Roll Mill, 200 Horsepower
                                         w/soap conveyor                                 50,000         20,000         10,000

3        1                               Royal 3A Extruder Strainer - 1011 Screw, Profile Head, w/
                                         Take-A-Way Cut Off Unit                         30,000         15,000         10,000


BUILDING NO. 8-1 - (COMPOUND ROOM) (4489)

1ST FLOOR COMPOUND ROOM

1        Lot                             Black Rock 3011 Hydraulic Cutter, Scales, Con-
                                         veyorf Baler, Tote Bins, HoiBtS, Etc            15,000          7,500          5,000

2        1                               Trane Refrigeration compressor, 30 HP, 35 Tons with/
                                         Piping (Ban 3/ Cal 7) - Water Cooled             9,000          1,500          1,000

3*       1                               Anver Electric Power Vacuum Assist Lift Hoist w/Single
                                         Bridge Crane System                             17,500          7,500          4,000

4*       1                               Filing LTEC 16 Electronic Lift Scale             5,000          3,500          2,000


BUILDING NO. 8-2 - (LAE) (4489)
LAB     2ND FLOOR
1       Lot                              Furniture in ReBearch & Development              7,500          3,500          2,500
2        1                               H,P, Series II, Model 5890 Gas Chrom            14,000         10,000          7,000
3        1                               Perkins Elmer 1600 Series PTIR Infra Red Spectrophotometer
                                         w/ Plotter, SIN 188499                          25,000         12,500          7,500


BUILDING NO, 8-3 - (LAB) (4489)
    LABORATORIES
1        Lot                             Desks & Chairs, Furniture, Files, Bu             4,000          2,500          1,900

2*       Lot                             Scott Tensile TesterB.  Packard Unwind Tester w/
                                         computer, Cold Wallace Tester, Adhesion TeBter,
                                         Shear TeBter, 2 Dielectric Testers,             17,500          7,500          5,500

3*       1                               United Tensile Tester Model UEC2,0-60OLN2, serial
                                         109406, with complete COMPUter SyBtem in CT     37,500         25,000         15,000

4        1                               Braebender Model PL 2000 Plasticorder wl Power
                                         Supply & Spare Heads                            25,000         20,000         16,500

5        1                               Farrel Combination, 12" x 6" 2 Roll Mill & 12" x 6"
                                         3 Roll calender, Top Cap w/Gas Boile            25,000          8,000          5,000

6        2                               Thropp 1211 x 6" 2 Roll Mill, Top Cap           12,000          7,000          4,000

7        1                               Motor Driven Blender / Baker Perkins             3,750          2,000          1,500

8        1                               Farrel Lab Banbury Model BR - 25HPr With
                                         Instrumentations, SIN A3381, 1959               50,000         35,000         15,000

9        Lot                             Assorted Testers, Inc.  Hot Wallace Testerf
                                         Electronic Scales, Lab Benches, Lab Press,
                                         Hot Plates, Chemical Cabinets, Lab Extruder
                                         Perfected 1/2, (4) Blue M OvenB, and
                                         (2) Precision Ovens, Cold Test Appar            30,000         17,500         12,500

10       1                               High Speed Unwind Tester HSU 1000 (i            10,000          5,000          2,500

11       Lot                             High Voltage Lab, Desks, Filesj, Drafting Table,
                                         Comparator, Benches, Scope Testers               5,000          2,500          1,500

12       Lot                             High Voltage Lab Special Built High Voltage Test
                                         Equipment In Room                               30,000         10,000          5,000


BUILDING NO. 9 - (BAN NO, lr BOILER ROOM)

BANBURY NO.  I LINE (5412)

1        1                               Banbury Mixer No. 1 Size 11 Top Load Bottom Drop
                                         Mixer, 250/500 Horsepower w/Weighing           100,000         40,000         20,000

2        1                               Eenco 2 Roll Mill # 1 841, x 26"/20", 200
                                         Horsepower & Soap Conveyor, Unitized, Direct
                                         Coup                                            75,000         27,500         17,500

3        1                               Worthington Refrigeration Compressor 100
                                         Horsepower 100 Ton w/Piping                     15,000          2,500          2,000
4       Lot                              Electric Hoists.Monorail, Floor Scal             6,500          2,750          l,750


COMPRESSOR ROOM & AIR DISTRIBUTION


1        1                               Worthington 125 Horsepower 2 Stage Air
                                         Compressor w/Piping                            20,000           6,500          4,000

2        1                               Quincy Q1000 Rotary Air Compressor 200
                                         HorBepower w/Piping, SIN 31114-0-3483          30,000          12,500         10,000



PLANT PIPING
BOILER ROOM & POWER DISTRIBUTION


1       Lot                              Plant Cooling Water Supply Pumps                30,000          9,000          5,000
                                         2 1500 GPM Worthington,
                                         1- 2500 Worthington, 1 Ingersol Rand301,000

2       Lot                              MIBC.  PUMPS, Plant Piping and Distri          100,000          2,500          1,000


FIRE PROTECTION (SEP, BLDG.)

1        1                               250 0 GPM Fairbanks Morse Fire Pump             10,000          3,000          1,500
2        1                               300 HP Cummings Diesel Engine Model             15,000          5,500          3,500



BUILDING NO. 12 - (RUBBER STORAGE) 2-(6636)

FIRST FLOOR STOCK STORAGE (6636)

1*        1                              Gardner Denver Electro Saver Model
                                         EAQSM-100 Horsepower Air Cooled Air Comp.
                                         & Dryer, w/Piping f                             25,000         10,000          8,000


SECOND FLOOR STORAGE (6636)

                                         Area currently not in use,

BUILDING NO. 13 - FIRST FLOOR

DECORE AREA & STORAGE AREAS

1        2                               Tape Decoring MachineB                         20,000           4,000          1,000

BUILDING NO, 15 - (MAIN OFFICE, BALLET)

FIRST FLOOR
Rental "Boston Ballet"

1        1                               Tape Annealing oven 30' x 20, x 10              40,000         10,000          5,000


SECOND FLOOR (MAIN OFFICE)

1       Lot                              Partitions, Metal & Wood Deskst 4-Drawer and 2-
                                         Drawer Files, Lateral FileB, Tables, Typewriters,
                                         Calculators, BookcaseB. Chairs, Furnishings Lamps,
                                         Copiers, Crendenza, Shelving, Safes            100,000         37,500         25,000
3        1                               Fairchild-Davidson, Model 5008 Dupli             1,000            300            200
4        1                               Iteck 615E Platemaker, Model 200900A            15,000          7,500          5,000
5        1                               Challenge & Price 26" Paper Cutter,              2,000            750            500
6        1                               Challenge JO Paper Drill                         1,000            350            250

GUARD HOUSE / CLINIC (SEP.  BLDG.)

1       Lot                              Time Clocks, RackB, Furniture etc.               5,000          2,000          1,500


BUILDING NO. 16-1 - (BALLET STORAGE)

1        1                               6' x 8' Scissor Lift In Floor                    7,500          4,500          3,500

BUILDING NO. 16-2 - (BALLET STORAGE)

BALLET STORAGE - 2ND FLOOR


BUILDING NO, 16-3 - (OFFICES a OFFICE SUPPLIES) (7920)


BUILDING NO, 17-1 - (HAND PACK LOGS)


1        1                               Brookfield Model MBB TC 500 Viscometer
                                         (1993) w/Printer, SIN 92BMLO7250-3               5,000          2,500          1,500

2*       1                               Log splitter (1991) - modified to a              4,000          1,000            500

3       Lot                              Oxy Acetylene Outfit, Cut-Off Saw, Bench Drill,
                                         Tables, Vise, Shelving, Etc. (Area M             5,000          2,000          1,500

4        1                               Carrier Liquid Chiller for Top Coater System
                                         Model 30HRO40, s/n D148872, 30 Ton w            10,000          2,000          1,000

5*       1                               HAKO Minute Man Model 800 Floor Swee             5,000          2,500          1,500


BUILDING NO, 18-1 - (GRANULATORS - MIXING) FIRST FLOOR

GRANULATOR AREA

1R       1                               Cumberland Pelletizer No, S. 8", SIN             7,000         4,500           3,500


2        1                               Toledo Dial Face in Floor Platform S             2,000            750            500

4R       1                               Goodman Slab Guillotine (From Cal. N             3,750          2,000          1,500


MIXING ROOM

1        1                               Silverson Adhesive Mixer Approximately
                                         675 Gallon 75 Horsepower motor Stainless Steel
                                         Jacketed                                        15,000          5,000          3,500

2        2                               Petzholdt Adhesive Stainless Steel Mixer,
                                         71 x 2 1/21 Jacketedf Approx. 50 Horsepower
                                         w/Pump 600 Gallon, Hemispherical, Bottom Drive
                                         (one Completely Rebuilt in 1993 from B-13)      90,000         30,000         25,000
3        1                               Silverson AdheBive Mixer, 175 Gallon               750            200            100

4       Lot                              Floor Scale, Small Pumps, Meters, Incline
                                         Conveyor, Small Mixers, Pneumatic Cut-off Etc,   4,000          2,000          1,500
5*      Lot                              Two Programmable Batch Pumping Syste             7,000          3,000          2,000


STORAGE 2ND FLOOR (9933)
                                         Area not in use (contains cyclone - Blackfriars Granulator)

1       Lot                              Used Office Equipmentr Records Stora               500            200            100

BUILDING No. 19 - (TOPCOATERS)

TOPCOATERS


1*       Lot                             Steel Pin Racks For Bars (225)                 112,500         33,750         22,500

2        Lot                             Desks,, Chairs,, Files, Cabinets, Bookcases,
                                         Business Machines, Etc, (Mezzanine Office Are    4,000          2,000          1,500
3*       Lot                             No.7 Tape Coating Line Rebuilt in 1995 Consisting of:

         1                               Motor Driven Dual Unwind Stand 60'v
         2                               Total Enclosed View Area Containing an Advantz
                                          Guaging Unit
                                         A Base Coater Station w/Flash oven, & Reverse
                                          Roll Coating Station
         3                               Five Zone 100' x 6' Total Enclosed Heating Oven
         4                               Tempering Drum
         5                               Advantz Guage Unit
         6                               Log Windup
         7                               Complete Display Control Panel and D           750,000        275,000        175,000

5*       Lot                             No. 5 Tape Coating Line Consisting of Motor
                                         Drive Unwind 60", Gravure Roll Coating, Reverse
                                         Roll Coating Section, Printing Station, 100lx6lxll
                                         oven, Tempered Heating Drum, Tension Control
                                         (1994) 5' Wind-up & Rewind Station with new
                                         modern DC drives and contro                    140,000        40,000-         30,000
6*       Lot                             No. 6 Tape Coating Line Rebuilt in 1994 Consisting of:
         1                               Motor Driven Dual Unwind Stand 60"
         2                               Total Enclosed View Area Containing an Advantz
                                         Guaging Unit
                                         A Base Coater Station w/Flash oven, & Reverse
                                         Roll Coating Station
         3                               Five Zone 100'x6' Total Enclosed Heating Oven
         4                               Tempering Drum
         5                               Advantz Guage Unit
         6                               Log Windup
         7                               Complete Display Control Panel and D           750,000        275,000        175,000
7*       1                               Cobden-Cadwich Continuous Log Winder w/
                                         Accumulator, Fife Guiders, Vacuum Belt,
                                         Automatic Core Loader, Windup,
                                         Automatic Tabber - Length Cutter, an           250,000        130,000         75,000

8*       3                               Three Process Heat Annealing Ovens 1           200,000        105,000         60,000

9        Lot                             Hand Trucks, Pumps, Jib Crane, Elect             6,000          4,000          3,000

10       Lot                             Print Rolls, Engraved Rolls in Racks            10,000          5,000          2,000

11       1                               Gas Fired Catalytic oxidizer Inciner           160,000         80,000         20,000

12       1                               Thermo Environmental Instruments, Inc,
                                         Model 51 Continuous
                                         Total HydroCarbon Analyzer/w printer            32,500         20,000         15,000


BUILDING NO. 20-1 - (STORAGE) 12580 SQ.  FT

Not is use for current manufacturing - Temp.  F,G.  Storage


1        Lot                             92 Sections Pallet Shelving, Scales,            10,000          5,000          3,500

BUILDING NO, 20-2 - (MAINTENANCE & LAB)

1        2                               Lab Type Mills                                   8,000          4,000          3,000
2       Lot                              Mixer, Fibre Tank, Hoist, Pump                   7,000          4,500          3,500
3*       1                               Sanborn Centrifical Oil Seperator                6,000          3,000          2,000

Not is use for current manufacturing


BUILDING NO, 20-3, 20-4 - (HYDROTHERMF LAB)

HYDROTHERM ROOM

1        1                               Chicago - Pneumatic Single Screw 460 Rotary Air
                                         Compressor, SIN 93337 w/Piping                  15,000          4,500          3,500


PLASTIC LAB - 2 FLOORS

1        Lot                             Ovens, Humid Chamber, Lab BencheB, ScaleB.
                                         ACA Spectro- Sensor Color System w/PC,
                                         Furniture, Etc.
                                         Furniture, etc.                                 30,000         12,500          7,500


BUILDING NO. 21 - (WAREHOUSE)

1        1                               Lantuck Lan Wrapper 6' (Conveyor lis             7,000          4,500          3,500

Balance Not in Use for current manufacturing - Temp, W,I,P, Storage

3       Lot                              Warehouse Consisting of 348 Section Channel
                                         Type Steel Pallet Shelving                      35,000        14,000         10,000

4       Lot                              4 Sections A Frame Roll RackB w/48 Embossing Rolls
                                         and Traveling HoiBt (Active & Spare             25,000         10,000          5,000


BUILDING NO. 22 - (Q,A.  LAA & STORAGE) (10,000 SQ.  FT.)

QUALITY CONTROL LAB.

1       Lot                              USM Clicker w/ Cutting Dies, Magnified Light
                                         Inspection Units, Precision Oven, Furniture in  10,000          4,000          2,500

2*      Lot                              Scott Tensile Testers, Instron Pull Tester
                                         Upgrade 1994, Scales, Mooney Tester,
                                         in cold room.                                   35,000         17,500         12,500

3R       1                               Blue M Electric Oven size 336 (Telescoping Test) (1993),
                                         SIN 33X-103-93f 343Degree C/650 Degr             6,000          4,500          3,000

4R       1                               Monsanto Rheometer, Model TMIOO, SIN            10,000          6,500          5,000

Balance of Room not in use for manufacturing - scrap storage

BUILDING NO. 24 - (REWIND) (20,000 SQ.  FT,)

1        1                               Process Heating Co,, Model 1906, 1.5 MM BTU
                                         w/Recorder, Steam Heated Recirculating Oven for
                                         Rubber Products, Size 20' x 501 (1993)          70,000         45,000         20,000
2R       1                               4' Motor Driven Core Cutter (For Friction Tape
                                         Rebuilt In 1989)                                 1,500            750            500

3R       1                               4' Multi Knife Slitter (For Friction             7,500          3,000          2,000

4R       1                               Liner Rewind Machine with Monorail (             2,500          1,000            750

5        1                               No, 3- 42" Multi Knife Duplex Slitter
                                         w/Rewind & Control w/ Guided Unwind              3,000          1,250          1,000

6        1                               No. 10 Johnstone 481, Surface Wind-up            4,000          2,000          1,500

7        1                               No. 7- 60" Surface Windup Machine (B             4,000          2,000          1,500

8        1                               6011 Rewind & Inspect Machine w/Drive            2,500            750            500

9        1                               No. 5- 6011 Multi Knife Duplex Slitte            4,000          2,000          1,500

10       1                               No. 9 - 42" Center Windup Multi Knife Slitter
                                         w/Dodgew Unwind (Barring)                        3,000          1,500          1,000

11       2                               Special Built Abrasion Protector Pad Rewind
                                         Machine Built in House (1993)(1995) w/SoCo C    55,000         15,000         10,000
12       1                               18" Motor Driven Pad Cut-off                       750            350            250
13       2                               Special Built RewinderB                          1,000            200            100
14      Lot                              Electric Hoists, Curing Drums.  Roll            15,000          1,500            700
15       4                               Assorted Toledo & Fairbanks Platform             1,200            500            350
16       1                               Electronic Floor Scale (1994)                    7,000          5,000          4,000
17       1                               Plymouth design 1994 Liner retrieval Equipment w/
                                         Edge-guided M.R. brake control letoff, liner
                                         windup, separator letoff, 2 roll facing station,
                                         tempered drums, Menzel tension control windup,
                                         three                                         175,000          50,000         20,000

BUILDING NO. 25-1, 25-2 - (TAPE PACKAGING & KIT ROOM)

FIRST FLOOR - CUT AND PACK ROOM

1R       1                               No.14 Lathe Cevenini Model ES9 Automatic
                                         Single Log Slitter New 1993 SIN NA.            50,000          30,000         25,000

2R       1                               No. 1 Shanklin Model S.3CL L Sealer w/Model
                                         T6XL Shrink Tunnel & Conveyor                   2,500           1,500          1,000

3R       1                               Star Burst Knotching machine w/ Dies           10,000           5,000          3,000



4R      Lot                              No. 4 Wrap King, wl Label-Aire Labeler &
                                         Printer, Tub, w/Carton Sealer                  35,000          17,500         12,500

5*       1                               Neno Teck Model TWS Serial N8931 Multi-Packer
                                         w/ Shrink Wrap, Tub, & Carton Sealer           60,000          35,000         20,000

6R      Lot                              Shanklin Auto L Sealer Model, A-26A SIN A9114
                                         (1991), Shanklin Shrink Tunnel Model F6XLF
                                         Label-Aire Model 2111M (1991), Carton Sealer   30,000          17,500         10,000

7R       1                               Crystal Pack w/Conveyor & Carton Sea            2,000           1,000            500

8R       1                               Autobagger Automasted Packaging Syst            4,000           2,000          1,000

9        1                               No. 3 C & K Wrap King Wrapper, s/n 3373, w/Belts,
                                         Model DW-2S, SIN 3373 w/ Carton seal           17,500          10,000          7,000


10       1                               Syntron PFM-152-10 Feeder, w/Syntron BE-6-12 Belt
                                         Elevator, Conveyor, vibratory Bowl Feeder      20,000           7,500          5,000

11       1                               Model 1601A Weldotron Combo Wrapper, Bealert
                                         Shrink Tunnel, Autolabe labeler, Model 110RH,
                                         and C                                          30,000          15,000         12,500

12       1                               No. 1 Turret Lathe Cevenini ET8B 4 Station Auto
                                         Lathe S/N 02288ET8 w/ Conveyor (5/16/89),
                                         BemiBtaper Carton Sealer                       85,000          45,000         35,000

13      Lot                              No. 2 Turet Lathe Cevenini ET8A 4 Station Auto
                                         Lathe (1991) S/N 02358-88-ET8 w/ Rotary Index
                                         Feeder, Conveyor, No. 2 Wrap King, Label-Aire
                                         Labeler, Carton Sealer, Conveyors, Model
                                         S-3CL-L Sealer, T-6                           110,000          70,000         45,000

14       1                               No. 1 C&K DW 2 Wrap King wl Friction Roll
                                         Breaker, Conveyor, Carton Sealer & Willett La  20,000          10,000          7,000

15       2                               Lever 500 Auto Cut-off Lathes (No. 7           20,000          10,000          8,000

16       2                               Lever 500 Auto Cut-off Lathes   (No.           20,000          10,000          8,000

17      Lot                              1 Semi Automatic Slitter, Two (2) Ha           16,500           7,500          3,500

18      Lot                              Centralized Conveyor System For All            90,000          20,000          7,500

19       1                               HAKO Minute Man Model 800 Floor Sweeper         5,000           2,500            500

20       1                               HAKO Minute Man Model 320 Floor Scrubber        6,000           3,000          1,000

21      Lot                              Hanikson CompreBBed Air Drier, Misce            3,000           2,000          1,000
                                         Lot    Miscellaneous Office Furniture          10,000           5,000          3,500

SECOND FLOOR KIT ROOM - PACKAGING STORAGE


1R      Lot                              Big Joe Stacker, Handling Equipment,
                                         Shelving, Tape Shooters, Strap Truck, Fans
                                         Factory Carts, Scale, Etc, On Floor             7,500           3,500          2,500


BUILDING NO, 26 - BAR STORAGE & PLASTIC OFFICES

FIRST FLOOR WIP BAR STORAGE

SECOND FLOOR OFFICES

1       Lot                              Furniture in Plastic Office, Desks,            12,500           6,000          5,000


BUILDING NO, 27 - (CAL, 51 Sr & 10)

1       Lot                              Young Bag Dumping, w/Screen, Hoppers, Blowers,
                                         Scales, Etc, for Lines 5 + 8 + 10              25,000           5,000          3,000


CALENDER NO, 8 LINE


1        1                               Young Feed Hopper
2        1                               Ribbon Single Screw Pre-Blender w/Scales
3        1                               Young Ribbon Holding Blender w/ScaleB
4        1                               Farrel 11 Slide Banbury Mixer 500/250 Horsepower
                                         & Conveyor
5        1                               Bolling 82nx241, /20" 2 Roll Feed Mill w/Conveyor
                                         & Metal Detector, Foote Reducer
6        1                               Royle 8 1/2 Extruder/Strainer 125 HorBepower, SIN
                                         4641, w/Conveyor
7        1                               Bolling 84lix26"/2011 2 Roll Mill w/Conveyor & Metal
                                         Detector & Reducer & Wig Wag Feed
8        1                               Farrell 68"x24" Inverted L 4 roll Calender w/CrOBBing,
                                         SIN 49092, 125 Horsepower
9        1                               Dual Roll Let Off
10*      1                               Automatic Screw Driven Trim Knives
11       2                               Trim Return UnitB
12       1                               Facing Station w/Thermolator Temperature & Pressure Control
13       1                               3 Can 72'lx2411 Cooling Section w/Chiller
14       1                               Accumulator
15       1                               Trim Section
16       1                               New Menzel Dual Station Windup (1992) w/Monorail and
                                         Scale Weighing Unit *
17       1                               Carrier Chilling System for Calender No. 8 Model VE50
18*      3                               Video Display Monitors                        575,000         220,000        110,000

CALENDER ROOM

1        1                               Goodman 30" Hydraulic Guillotine                3,750           2,000          1,500

2*       Lot                             Scales, Dust Collector, Palletainersf Trucks
                                         Electric Hoists, Roll DollieB, Monorail System,
                                         24 " and 36" Curing Drums                      35,000          15,000         10,000


CALENDER NO, 5 LINE (RESIDUAL)

1        1                               Young Feed Hopper w/weigh Scale
2        1                               Single Ribbon Preblender w/Hopper
3        1                               Ribbon Holding Blender w/ Scale
4        1                               Farrel 11 Slide Banbury w/Scales 500/250
                                         Horsepower w/Conveyor
5        1                               Farrel 84,lx2411/20' 2 Roll Mill, Bull Type
6        1                               Royle 3A Extruder/Strainer, SIN 3574          300,000          85,000         35,000


CALENDER NO, 10 LINE (INCLUDES COMPOUNDING ROOMS)

1        2                               Young Pneumatic Feed Hoppers w/Tanks & Weigh Scales
2        2                               Ribbon Pre-blenders, single screw 5000 lb Capacity
                                         w/Hoppers
3        1                               Young Ribbon Holding Blenders 15 Horsepower w/175
                                         lb Weigh Scales
4        2                               Farrel #3D Banbury Mixers, w/Bucket Elevators &
                                         Conveyors 300 Horsepower
5        2                               Bolling 60'lx22"/20" 2 Roll Mills, 100 Horsepower, s/n
                                         10594, Unitized
6*       1                               Royle 3A Extruder/Strainer, s/n 4659, 3 1/2 (Improve 195)

7       Lot                              Conveyors & Metal Detectors plus Non Ferros Detector (93)
8        1                               Bolling 60" 20" 2 Roll Mill, SIN 714
9       Lot                              Conveyor Oscillating Wig Wag Feed
10       1                               Farrel F Type 82'lx28" 4 Roll Calender w/crOBS
                                         Axis 13 Roll, Roll Bending #4 Roll, Hot Oil Rolls
11       1                               Lembo Stripper Section
12       1                               Embossing Roll
13       1                               Lembo Relaxer
14       1                               Trim Section, Lembo
15       1                               LFE Profit Master 5001 Film Guage Control Unit
16       1                               Lembo 82"x24" 6 Can Cooling Section
17       1                               G,E. Calender Speed Variator - Control
18       1                               Lembo Trim Section
19       1                               Lembo Fly Knife Turret Wind-up 84,lx241,
20       1                               American HydroTherm Hot Oil System
21       2                               York 75 Horsepower Chiller
22      Lot                              Embossing & Rubber Rolls in Storage Rack
                                         w/Monorail
23      Lot                              Electric Switch Gear & Controls & Pr          1,500,000         600,000        350,000

24      Lot                              Noltec computerized batch weighing SyBtem
                                         with five super Back weighing units and
                                         complete visual display and data
                                         print out (1993) w/Two Oil Heating S          250,000          80,000         30,000


BUILDING NO, 29 - (GRANULATOR & SILICONE ROOMS


GRANULATOR ROOM

1        1                               Cumberland 100 Horsepower Granulator           12,500           7,500          5,500
2        1                               Vinyl Master Roll Scrapping Unit                4,000             500            250

SILICONE ROOM.

1R       1                               Farrell 2 Roll Mill 36" x 16" w/Vari Drive, 60
                                         Horsepower Unitized                            20,000           7,000          4,000

2R       1                               Silicone 24 11 Ross Mixer SIN 6 (8/90          16,000           7,500          4,000

3R      Lot                              Scales.Goodman Bench Guillotine Cutt            2,500           1,000            750

4*       1                               Edward Liquid Chiller Model CD-10-AH            8,000           4,000          2,000

5R      Lot                              Silicone Extrusion Line Consisting of Royal Vent
                                         Type Extruder, Marker, Conveyor Oven, Tension
                                         Stand, Cooling Conveyor & Wind-up              10,000           2,000          1,000

6R       1                               Westinghouse 10 Horsepower Tank Mounted Air
                                         Compressor w/Piping (For Silicone unit)         3,000             750            500


BUILDING NO. 30 - (CAL. lt KNEADER, HASTICT SOLVENT PECOV'ERY)


CALENDER NO. 1 LINE

1        1                               Electric Stacker
2        1                               Banbury 4A Slide Door 300/150 Horsepower w/conveyor
3        1                               Barry 60nx22,lx2O' 2 Roll Mill, 150 Horsepower
4        1                               Farrel 60,lx22'lx2O" 2 Roll mill w/Blender, Bull Gear
                                         w/Feed Conveyor
5        1                               Motor Driven Auto Guide Unwind 60"
6        1                               Birmingham 3 Roll Calender 66'lx221, w/Hydraulic
                                         Pressure Roll
7        1                               60" Embossing Station
8        1                               4-60" Cooling Can Section w/Acme Chiller
9        1                               Dust Box w/Brushes
10       1                               Accumulator

11       1                               Dual Wind-up                                  150,000          45,000         30,000
                                         Lot Hoists, Dollies, Furniture, Scales,        20,000           9,000          7,000

13       1                               Bolling 60"x2O" 2 Roll Mill, 100 Hor           25,000          15,000         10,000


KNEADER

1        1                               Amp Top Loader Kneader/Mixer, s/n 11742, 50 HP
                                         with Conveyor and Cooling Tank                 25,000          15,000         10,000
2        1                               Spadone 3011 Hydraulic Slab Chopper             5,000           2,500          1,500

3       Lot                              Scales, Drum Lifter, Monorail SyBtem            3,000           1,000            750

MASTIC

1        1                               USM #8 Hydraulic Clicker                        2,000           1,250          1,000


SOLVENT RECOVERY CONTROLS

1        1                               G.D, 50 Horsepower Electric Screw Rotary Air
                                         Compressor w/Air Drier, w/Piping               17,500           6,000          4,000

2        1                               Solvent Recovery System (Outside) consisting
                                         of Heat Exchanger, 3 Stainless Steel Tanks,
                                         Condensor, & Inside Controls for Top Coating
                                         SyBteM.  Act                                  500,000          70,000         35,000

3        1                               Richards-VOC Hydrocarbon Analyzer Monitoring
                                         System w/Computer Located in Bldg. 26-2        50,000          22,500         15,000

4        1                               Modified Solvent Recovery Deaerator System
                                         For Solvent Recovery (1992)                    30,000          12,500          7,500


BUILDING NO, 31, 32 - (RAW MATERIAL STORAGE)

1       Lot                              174 Sections Pallet Storage Type Shelving
                                         in Warehouse                                   18,000          14,000          9,000

2       Lot                              Floor Scale, office Furniture, Material
                                         Handling Equipment etc.                         6,000           4,000          3,000


BUILDING NO. 33t 34, 35 - (FINISH GOODS, SHIPPING)

CENTRAL SHIPPING

1        1                               Mima 72 Auto Pallet Wrapper                     5,000           3,000          2,000
2*      Lot                              Office Furniture in Shipping & Prod. Control
                                         Offices, Floor Scales, Labeling Equipment
                                         in Separa                                      12,000           6,000          3,000

3       Lot                              Approximately 310 Sections of assorted
                                         adjustable Pallet shelving                     30,000          22,000         14,000
4        2                               Industrial 24lx33'xlll Heat Curing  0          10,000             500            250
5       Lot                              American Modified 100 Ft* x 25 Ft* Electrified
                                         Double Track Monorail System w/Trans-Beam
                                         Electri                                        20,000           5,000          3,000
6        1                               Tennant Scrubber 320 Floor Sweeper S            2,500           2,000          l,500
7*       1                               HAKO Minute Man Model 800 Floor Swee            5,000           2,500            500
8*       1                               KAKO Hinute Han Hodel 320 Floor Scru            6,000           3,000          1,000


BUILDING NO. 47 - (PLANT GENERAL - NOT A BUILDING)

YARD (SILOS)

1        5                               180,000 lb. Steel Silo Outside & Railroad off
                                         Loading, Pumps, Blowers, Piping, Etc           50,000          10,000          7,500

2*       3                               180,000 lb. Steel Silos, Pumping, Et           30,000           4,500          3,000






EQUIPMENT FOR SALE SINCE 7/94 ADJUSTED


BUILDING NO.1


1        1                               3 Roll Waldron reverse roll coater             10,000           5,000          1,000
2        1                               Sherman 60'fx22'lx2O" Feed Hill, w/Red         20,000          10,000          8,000


BUILDING NO, 21
 ...............

1       Lot                              4 Section A-Frame Roll Racks w/48 Embossing Rolls
                                         and Traveling Hoist (obsolete Grains             8,000         4,000           2,000


BUILDING NO. 34

CALENDER NO. 9 TRAIN ."V'

1        1                               Farrel 72"x24" 3 Roll calender, SIN 6OA326
2        1                               Welman-Sever Morgan 60,lx2211/2011 Size, 2 Roll
                                         Breakdown Mill, 250 Horsepower, ShaftDriven
3        1                               Welman Server Morgan 60'vx2211/20" Size, 2 Roll
                                         Warm-up Mill                                   35,000          20,000         10,000







                                         CURRENT TOTAL                                 9,472,800       3,657,350      2,137,150
                                         Active and For sale